Exhibit 4.4

REGISTERED	No.

ILL.C.C. No.	($ issued pursuant to Illinois Commerce Commission Docket No. )

MIDAMERICAN ENERGY COMPANY

4.80% First Mortgage Bond due 2043

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following summary of terms is subject to the provisions set forth below:

CUSIP: 595620 AL9
ORIGINAL ISSUE DATE: September 19, 2013
PRINCIPAL AMOUNT: $
MATURITY DATE: September 15, 2043
INTEREST RATE: 4.80%
INTEREST PAYMENT DATES:	March 15 and September 15, commencing March 15, 2014.
RECORD DATES: March 1 and September 1.
OPTIONAL REDEMPTION:	☒ Yes ☐ No

MidAmerican Energy Company, an Iowa corporation (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal amount of                      ($        ), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Maturity Date specified above and to pay interest thereon, in such coin or currency, from and including the Original Issue Date specified above, or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be. Interest shall be paid in arrears semiannually on each Interest Payment Date in each year commencing on March 15, 2014, at the per annum Interest Rate set forth above until Maturity and the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this global Bond is registered at the close of business on the Record Date specified above next preceding such Interest Payment Date;

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provided, however, that interest payable on the Maturity Date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable. Payment of the principal of and any premium and interest on this global Bond shall be made on or before 10:30 A.M., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment is due, by wire transfer into the account specified by the Depositary; provided, however, that as a condition to the payment at the Maturity Date of any part of the principal of and any applicable premium on this global Bond, the Depositary shall surrender, or cause to be surrendered, this global Bond to the Trustee. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax or other governmental charge imposed on the Holder of this global Bond.

Under certain circumstances, this global Bond is exchangeable in whole or from time to time in part for a definitive individual Bond or Bonds, with the same Original Issue Date, Maturity Date, Interest Rate and redemption and other provisions as provided herein or in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL BOND SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this global Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 19, 2013

MIDAMERICAN ENERGY COMPANY

By:
	Name:	William J. Fehrman
	Title:	President and Chief Executive Officer

Attest:

By:
	Name:	Paul J. Leighton
	Title:	Vice President, Secretary and Assistant General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Authorized Officer

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[REVERSE OF NOTE]

MIDAMERICAN ENERGY COMPANY

4.80% First Mortgage Bonds due 2043

This global Bond is one of, and a global security which represents Bonds which are part of, the duly authorized 4.80% First Mortgage Bonds due 2043 of the Company (herein called the “Bonds”), issued under an Indenture dated as of September 9, 2013, as amended and supplemented (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and of the terms upon which the Bonds are, and are to be, authenticated and delivered.

Interest on this global Bond will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Unless otherwise specified on the face hereof, payments on this global Bond with respect to any particular Interest Payment Date or the Maturity Date will include interest accrued from and including the applicable Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity Date. Interest on this global Bond will be computed and paid on the basis of a 360-day year of twelve 30-day months.

All percentages resulting from any calculation with respect to this global Bond will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this global Bond will be rounded to the nearest cent (with one-half cent being rounded upward).

“Business Day” means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday that in the City of New York, New York is not a day on which banking institutions are authorized or obligated by law or executive order to close. In any case when any Interest Payment Date, Redemption Date, or stated maturity of any Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of the Bonds) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the stated maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or stated maturity, as the case may be.

This global Bond is secured under the Company’s Mortgage, Security Agreement, Fixture Filing and Financing Statement between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Mortgage”). Reference is made to the Mortgage for a description of the property mortgaged and pledged and the nature and extent of the security and to the Intercreditor and Collateral Trust Agreement among the Company, the Trustee and The Bank of New York Mellon Trust Company, N.A., as collateral trustee, and the Indenture for the rights of the holders of the Bonds and of the Trustee in respect thereof. Reference is made to the Indenture and the Mortgage for the terms and conditions upon which the Bonds are secured and the circumstances under which additional bonds may be issued.

This global Bond will be subject to redemption at the option of the Company on any date in whole or from time to time in part in increments of $2,000 or integral multiples of $1,000 in excess thereof, at the redemption prices specified in an annex attached to this global Bond, plus accrued interest on the principal amount thereof to the Redemption Date, but payments due with respect to this global Bond prior to the Redemption Date will be paid to the Person in whose name this global Bond is registered at the close of business on the relevant Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, not less than 30 nor more than 60 days prior to the Redemption Date, in accordance with the provisions of the Indenture. In the event of redemption of this global Bond in part only, this global Bond will be cancelled and a new global Bond representing the unredeemed portion hereof will be issued in the name of the Holder hereof. This global Bond is not subject to a sinking fund.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds of each series that would be affected thereby. The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Bonds of any affected series may on behalf of the Holders of all Bonds of such series waive certain existing Events of Default and their consequences. Any such consent or waiver of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

As set forth in, and subject to, the provisions and limitations set forth in the Indenture, the Holders of at least a majority in principal amount of the Outstanding Bonds of each series shall have any right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

THIS GLOBAL BOND IS A GLOBAL BOND REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

If at any time the Depositary for this global Bond notifies the Company that it is unwilling or unable to continue as Depositary for this global Bond or if at any time the Depositary for this global Bond shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this global Bond. If a successor Depositary for this global Bond is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of this series, shall authenticate and deliver Bonds of this series in definitive form in an aggregate principal amount equal to the principal amount of this global Bond in exchange for this global Bond.

The Company may at any time and in its sole discretion determine that the Bonds of this series shall no longer be represented by a global Bond. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of this series, shall authenticate and deliver, Bonds of this series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of this global Bond, in exchange for this global Bond.

The Company may from time to time, without the consent of Holders of the Securities, create and issue further notes having the same terms and conditions as the Bonds in all respects, except for the Original Issue Date and issue price. Additional Bonds issued in this manner will be consolidated with, and form a single series with, the Bonds and shall thereafter be deemed Bonds for all purposes.

No reference herein to the Indenture and no provision of this global Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this global Bond at the times, places and rates, and in the coin or currency, herein prescribed.

The Indenture contains provisions for the satisfaction and discharge of the Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this global Bond.

The Indenture contains provisions for the defeasance and discharge of the Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this global Bond.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this global Bond is registered as the owner of this global Bond for the purpose of receiving payment of principal of (and premium, if any) and interest on this global Bond and for all other purposes whatsoever, whether or not this global Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Indenture and the Bonds are governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the conflicts of laws rules of said state.

All terms used in this global Bond which are defined in the Indenture but are not defined in this global Bond shall have the meanings assigned to them in the Indenture.

ANNEX 1

OPTIONAL REDEMPTION PROVISIONS

The Bonds will be redeemable as a whole at any time or in part, from time to time, at the option of the Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the Bonds being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus (b) accrued interest on the principal amount thereof to the redemption date.

On and after March 15, 2043, the Company may redeem all or any part of the Bonds, at the option of the Company, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bond.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day in New York City preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.

“Reference Treasury Dealer” means a primary United States government securities dealer in New York City appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such redemption date).

“Treasury Rate” means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Bonds to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the redemption date and such notice shall be of no effect unless such moneys are so received. Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on Bonds or portions thereof called for redemption.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common

TEN ENT –	as tenants by the entireties

JT TEN –	as joint tenants with right of survivorship and not as tenants in common

UNIT GIFT MIN ACT –	(Cust) Custodian
(Minor) under Uniform
Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

Please print or typewrite name and address

including postal zip code of assignee

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing              attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. The signature must be guaranteed by a commercial bank, a trust company or a member of the New York Stock Exchange.